Exhibit 99.1

Solventum Reports Third Quarter 2026 Financial Results

•Reported sales decreased 7.0%; organic sales decreased 2.8%, reflecting the expected 630 basis point (bps) impact of prior quarter advance orders placed ahead of the planned ERP system cutover during the current quarter
•Expects full-year organic sales growth toward the high end of +2.5% to +3.0% range
•Increases full-year adjusted EPS guidance to $7.20 to $7.30

EAGAN, Minn., November 5, 2026 – Solventum (NYSE: SOLV) today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights
•Sales of $1.9 billion, decreased 7.0% on a reported basis; a decrease of 2.8% on an organic basis
•GAAP diluted earnings per share of $(0.07); adjusted diluted earnings per share of $1.45, a 3.6% decrease
•Operating cash flow of $177 million; free cash flow of $97 million
•Have exited ~90% of 3M transition service agreements; ERP system cutovers complete

“Solventum delivered third quarter results ahead of our expectations, with every segment contributing, even as we completed our largest ERP cutover; we expect to be near the top end of our full-year organic sales growth range, and are raising our full-year adjusted earnings per share outlook,” said Bryan Hanson, chief executive officer of Solventum. “With separation now more than 90% complete and our growth drivers gaining momentum, we are well positioned to accelerate sales growth and expand margins. We have differentiated innovation, a strong pipeline of new products and a significant opportunity to expand penetration of our existing brands with customers we already serve.”

Third Quarter and First Nine Months 2026 Financial Results*

	Three months ended September 30,			Nine Months Ended September 30,
(Dollars in millions, except per share amounts)	2026	2025	Year-over-year change	2026	2025	Year-over-year change
Net sales	$1,949	$2,096	(7.0)%	$6,165	$6,327	(2.6)%
Selling, general and administrative expenses	$813	$780	4.2%	$2,567	$2,321	10.6%
Research and development expenses	$181	$183	(1.1)%	$548	$564	(2.8)%
Operating income margin	3.5%	80.6%	(7,710) bps	5.3%	32.5%	(2,720) bps
Adjusted operating income margin[1]	19.9%	20.6%	(70) bps	22.8%	20.7%	210 bps
Net income (loss)	$(12)	$1,266	(100.9)%	$93	$1,493	(93.8)%
Diluted earnings per share	$(0.07)	$7.22	(101.0)%	$0.54	$8.53	(93.7)%
Adjusted diluted earnings per share[1]	$1.45	$1.50	(3.6)%	$5.48	$4.53	20.9%
Net cash provided by (used in) operating activities	$177	$75	136.0%	$215	$274	(21.5)%
Free cash flow[1]	$97	$(22)	540.9%	$(32)	$(42)	23.8%
*Year-over-year changes may not calculate due to rounding.
1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Discussion of Third Quarter Results
All comparisons are to the prior year period unless otherwise noted
•Organic sales decline of 2.8% in the quarter reflects the expected 630 bps reversal of Q2 2026 advance orders placed ahead of the planned ERP system cutover during Q3 2026.
•GAAP and adjusted gross margin both increased, primarily driven by portfolio optimization, mix benefits and savings programs, partially offset by inflation and tariffs.
•GAAP selling, general and administrative expenses increased primarily due to higher operating expenses associated with restructuring.
•GAAP operating income margin decreased, primarily driven by prior year’s gain on sale of the purification & filtration business and higher current year restructuring costs. Adjusted operating income margin decreased primarily due to the expected impact of Q2 2026 advance orders placed ahead of the planned ERP system cutover during Q3 2026.
•Operating cash flow for the quarter was $177 million and free cash flow was $97 million, ahead of expectations driven by IEEPA tariff refund.

Other Business and Operational Highlights
•Received FDA 510(k) clearance for the combined use of Restrata and V.A.C. Therapy, bringing together two advanced wound care technologies and demonstrating continued progress integrating Acera Surgical’s technology into Solventum’s Advanced Wound Care portfolio.
•Earned a 2026 Red Dot Award for Product Design for the Solventum FiltekTM Composite Warmer with the device noted for its clean, compact form that combines performance with flexibility and features a simplified user interface to keep operation clear and straightforward, making it easy for dental providers to use.
•The Bair HuggerTM warming system was named the 2026 Coolest Thing Made in Minnesota, an annual recognition presented by the Minnesota Chamber of Commerce and the Minnesota Manufacturers’ Council. Used in healthcare facilities around the world, the Bair Hugger warming system is recognized as a standard of care in forced-air warming helping drive better patient outcomes and lower complication-related costs.

Segment and Total Company Net Sales for Third Quarter and First Nine Months*
	Three months ended September 30,		Increase/(Decrease)
(Dollars in millions)	2026	2025	Reported growth	Currency impact	Constant currency[2]	Other[3]	Organic growth
Advanced Wound Care	$528	$485	8.9%	0.2%	8.7%	7.2%	1.5%
Infection Prevention and Surgical Solutions	683	722	(5.3)	0.4	(5.7)	—	(5.7)
MedSurg	1,211	1,206	0.4	0.3	0.1	2.9	(2.8)
Dental Solutions	317	340	(6.7)	0.7	(7.4)	—	(7.4)
Health Information Systems	356	345	3.3	0.1	3.2	(1.2)	4.4
Total reportable segment net sales	1,884	1,891
Purification and Filtration	—	128	NM	NM	NM	NM	NM
All Other[4]	64	77	(15.9)	(0.4)	(15.5)	—	(15.5)
Total Company	$1,949	$2,096	(7.0)%	0.3%	(7.3)%	(4.5)%	(2.8)%

	Nine months ended September 30,		Increase/(Decrease)
(Dollars in millions)	2026	2025	Reported growth	Currency impact	Constant currency[2]	Other[3]	Organic growth
Advanced Wound Care	$1,561	$1,400	11.5%	1.2%	10.3%	6.7%	3.6%
Infection Prevention and Surgical Solutions	2,256	2,182	3.4	1.6	1.8	—	1.8
MedSurg	3,818	3,581	6.6	1.5	5.1	2.6	2.5
Dental Solutions	1,067	1,006	6.0	2.3	3.7	—	3.7
Health Information Systems	1,052	1,012	4.0	0.4	3.6	(1.2)	4.8
Total reportable segment net sales	5,937	5,600
Purification and Filtration	—	497	NM	NM	NM	NM	NM
All Other[4]	227	230	(1.0)	1.1	(2.1)	—	(2.1)
Total Company	$6,165	$6,327	(2.6)%	1.3%	(3.9)%	(6.8)%	2.9%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum. “NM” reflects results considered not meaningful due to sale of the Purification and Filtration business in September 2025.

2 Constant currency represents the change in net sales absent the impact on sales from foreign currency translation.

3 Other represents sales impact from acquisitions and divestitures measured separately for the first 12 months post-transaction. Acquisitions include sales from the December 2025 acquisition of Acera. Divestitures primarily represents lost sales from the Company’s Purification and Filtration business that was sold in September 2025.

4 All Other includes the Drinking Water business, which was previously reported within Purification and Filtration, and sales related to product supplied to 3M and other supply agreements related to legacy 3M business and assumed by the Company at Spin-Off.

Full-Year 2026 Guidance
Solventum is updating its full year 2026 guidance as follows:

•Increased organic sales growth range toward the high end of +2.5% to +3.0% (toward the high end of +3.5% to +4.0% excluding ~100 bps of SKU exit impact)
•Increased adjusted EPS range to $7.20 to $7.30; from prior range of $7.10 to $7.20
•Affirming free cash flow in the range of $200 million to $300 million

Organic sales, adjusted diluted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items.

See the “Non-GAAP Financial Measures” section for explanations of our non-GAAP financial measures.

Earnings Conference Call
Solventum will host a conference call today, November 5, at 4:30 p.m. Eastern Time to discuss its third quarter financial results and fiscal year 2026 outlook. The conference call can be accessed via audio webcast at investors.solventum.com or by dialing (800) 715-9871 within the U.S. or +1 (646) 307-1963 for international callers, using the conference ID 6342275.

A replay of the webcast, along with the earnings press release, slides highlighting the results and supplemental financial disclosures, will also be available at the same link on the Investor Relations section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Solventum intends the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Forward-looking statements include all statements that are not historical facts, but instead represent only Solventum’s beliefs regarding future goals, plans and expectations about its prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of Solventum’s control. Forward-looking statements include those containing such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning in connection with any discussion of future operating or financial performance, business plans or prospects, Solventum’s review of strategic alternatives for its health information systems business, or the potential benefits of any such strategic alternatives or transaction.

Among the factors that could cause actual results to differ materially from those described in our forward-looking statements are the following: (1) whether Solventum will be able to identify or develop any strategic alternatives for Solventum’s health information systems business; (2) Solventum’s ability to execute on material aspects of any strategic alternatives that are identified and pursued; (3) whether Solventum can actually achieve the potential benefits of any strategic alternatives; (4) the occurrence of any event, change or other circumstances that could give rise to the abandonment of the review of strategic alternatives or pursuit of a different structure or strategic alternative; (5) uncertainties as to the timing of the review of strategic alternatives; (6) the effects of, and changes in, worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises and other events beyond Solventum’s control; (7) operational execution risks; (8) damage to Solventum’s reputation or its brands; (9) risks from acquisitions, strategic alliances, divestitures and other strategic events; (10) Solventum’s business dealings involving third-party partners in various markets; (11) Solventum’s ability to access the capital and credit markets and changes in Solventum’s credit ratings; (12) exposure to interest rate and currency risks; (13) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (14) reduction in customers’ research budgets or government funding; (15) the timing and market acceptance of Solventum’s new product and service offerings; (16) ongoing working relationships with certain key healthcare professionals; (17) changes in reimbursement practices of governments or private payers or other cost containment measures; (18) Solventum’s ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions and disruptive factors; (19) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (20) potential liabilities related to per-and polyfluoroalkyl substances, collectively known as “PFAS”; (21) risks related to the highly regulated environment in which Solventum operates; (22) risks associated with product liability claims; (23) climate change and measures to address climate change; (24) security breaches and other disruptions to information technology infrastructure; (25) artificial intelligence risks; (26) Solventum’s failure to obtain, maintain, protect or effectively enforce its intellectual property rights; (27) pension and postretirement obligation liabilities; (28) Solventum's separation from 3M and performance as a standalone company, including the tax-free nature of the spin and its ability to execute on its short- and long-range plans and capital allocation strategies; (29) restructuring programs, and (30) our ability to successfully deploy our new ERP system and any disruption to our business as a result of such deployment, and other risks and uncertainties described in Solventum’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The above list is not exhaustive or necessarily set forth in the order of importance. Forward-looking statements are based on certain assumptions and expectations of future events and trends, and actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. A further description of these factors is located under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors” in Solventum’s periodic reports on file with the U.S. Securities & Exchange Commission. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic sales growth, adjusted gross margin, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted diluted earnings per share and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, and the timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q3 2026 financial statements and financial information, including reconciliations of non-GAAP financial measures, are available on Solventum’s website: investors.solventum.com.

About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients’ lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
investors@solventum.com

Solventum Media Contact:
news@solventum.com

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME*
(Dollars in millions, except per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net sales of product	$1,431	$1,594	$4,642	$4,859
Net sales of software and rentals	518	502	1,522	1,468
Total net sales	1,949	2,096	6,165	6,327
Cost of product	771	847	2,373	2,547
Cost of software and rentals	116	114	347	356
Gross profit	1,062	1,135	3,444	3,424
Selling, general and administrative expenses	813	780	2,567	2,321
Research and development expenses	181	183	548	564
Gain on sale of business	—	(1,518)	—	(1,518)
Operating income	68	1,690	329	2,057
Interest expense, net	68	89	194	296
Loss on debt extinguishment, net	—	82	—	82
Other expense (income), net	10	5	23	24
Income (loss) before income taxes	(11)	1,514	112	1,655
Provision for (benefit from) income taxes	1	248	19	162
Net income (loss)	$(12)	$1,266	$93	$1,493

Earnings per share:
Basic earnings per share	$(0.07)	$7.26	$0.54	$8.58
Diluted earnings per share	(0.07)	7.22	0.54	8.53
Weighted-average number of shares outstanding:
Basic	170.8	174.3	172.6	174.0
Diluted	170.8	175.4	173.6	175.1
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Dollars in millions, except per-share data)
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$451	$878
Accounts receivable — net of allowances of $86 and $87	1,364	1,034
Due from related parties	27	150
Inventories
Finished goods	613	636
Work in process	235	201
Raw materials and supplies	254	229
Total inventories	1,102	1,066
Other current assets	750	731
Total current assets	3,692	3,859
Property, plant and equipment — net	1,593	1,326
Goodwill	5,616	5,704
Intangible assets — net	2,317	2,592
Other assets	946	814
Total assets	$14,165	$14,294
Liabilities
Current liabilities
Short-term borrowings and current portion of long-term debt	$507	$—
Accounts payable	808	687
Due to related parties	152	435
Unearned revenue	596	621
Other current liabilities	1,511	1,393
Total current liabilities	3,575	3,136
Long-term debt	4,561	5,035
Pension and postretirement benefits	355	363
Deferred income taxes	154	164
Finance leases	206	—
Other liabilities	508	547
Total liabilities	$9,360	$9,245

Equity
Common stock, par value $0.01 per share, 750,000,000 shares authorized	$2	$2
Shares - September 30, 2026: issued: 175,303,750; outstanding: 169,956,897
Shares - December 31, 2025: issued and outstanding: 173,490,864
Additional paid-in capital	3,982	3,876
Retained earnings	1,891	1,797
Treasury stock, at cost	(403)	—
Shares - September 30, 2026: 5,346,853
Shares - December 31, 2025: —
Accumulated other comprehensive income (loss)	(667)	(625)
Total equity	4,805	5,049
Total liabilities and equity	$14,165	$14,294
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS*
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$93	$1,493
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	404	372
Pension and postretirement benefit expense	40	49
Stock-based compensation expense	131	124
Gain on sale of business	—	(1,518)
Purification and Filtration Transaction costs	—	(86)
Deferred income taxes	(139)	(47)
Changes in assets and liabilities
Accounts receivable	(340)	36
Due from related parties	123	37
Inventories	(42)	(134)
Accounts payable	111	74
Due to related parties	(300)	18
Accrued compensation	(58)	(9)
All other operating activities — net	192	(135)
Net cash provided by operating activities	215	274

Cash flows from investing activities
Purchases of property, plant and equipment	(247)	(316)
Proceeds from sale of business	—	3,870
Other — net	3	(12)
Net cash (used in) provided by investing activities	(244)	3,542

Cash flows from financing activities
Repayment of debt	—	(2,970)
Proceeds from debt, net of issuance costs	46	—
Net transfers from (to) 3M	2	(21)
Purchases of treasury stock	(403)	—
Other — net	(46)	49
Net cash used in financing activities	(401)	(2,942)

Effect of exchange rate changes on cash and cash equivalents	1	6

Net (decrease) increase in cash and cash equivalents	(428)	880
Cash and cash equivalents at beginning of period	878	762
Cash and cash equivalents at end of period	$451	$1,642
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
BUSINESS SEGMENTS*
(Unaudited)
The Company’s operating activities are primarily managed through three segments: MedSurg, Dental Solutions and Health Information Systems.
•MedSurg provides:
◦Advanced wound care products such as negative pressure wound therapy, advanced wound dressings, advanced skin care and synthetic tissue matrices; and
◦Infection prevention and surgical solutions products, such as IV site management, sterilization assurance, temperature management, surgical supplies, medical tapes and wraps, stethoscopes, medical electrodes, and medical technologies Original Equipment Manufacturer (“OEM”).
•Dental Solutions provides dental and orthodontic products, including brackets, aligners, restorative cements, and bonding agents that span the “life of the tooth,” including products designed for preventative dental care, direct and indirect restoration, and broad orthodontic needs.
•Health Information Systems provides healthcare systems with software solutions — including computer-assisted physician documentation, direct-to-bill and coding automation, classification methodologies, speech recognition, and data visualization platforms — that are designed to eliminate revenue cycle waste, create more time for patient care, and support value-based care.
Purification and Filtration consists of filters and membranes for biopharmaceutical and medical technologies, as well as microelectronics and food and beverage that were reported prior to the sale of the business in September 2025.
All Other primarily consists of our drinking water filtration business that was retained after the sale of the Purification and Filtration Business. All Other also includes sales and cost of sales related to our agreements to supply 3M and other supply agreements assumed by the Company at Spin-Off related to legacy 3M businesses, which were historically included within Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Three months ended September 30, 2026			Three months ended September 30, 2025

(Dollars in millions)	Net sales	Operating income	Operating margin %	Net sales	Operating income	Operating margin %
Advanced Wound Care	$528			$485
Infection Prevention and Surgical Solutions	683			722
MedSurg	1,211	$194	16.0%	1,206	$203	16.8%
Dental Solutions	317	64	20.1	340	87	25.7
Health Information Systems	356	149	41.7	345	134	38.8
Total reportable segment net sales and operating income	1,884	406		1,891	424
Purification and Filtration	—	—	NM	128	26	20.1
All Other	64	10	16.0	77	12	15.6
Amortization expense		(90)			(77)
Corporate and unallocated		(259)			1,305
Total Company	$1,949	$68	3.5%	$2,096	$1,690	80.6%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
BUSINESS SEGMENTS – (CONTINUED)*
(Unaudited)

BUSINESS SEGMENT INFORMATION AND DISAGGREGATED NET SALES*
	Nine months ended September 30, 2026			Nine months ended September 30, 2025

(Dollars in millions)	Net sales	Operating income	Operating margin %	Net sales	Operating income	Operating margin %
Advanced Wound Care	$1,561			$1,400
Infection Prevention and Surgical Solutions	2,256			2,182
MedSurg	3,818	$710	18.6%	3,581	619	17.3%
Dental Solutions	1,067	281	26.4	1,006	262	26.1
Health Information Systems	1,052	424	40.3	1,012	363	35.8
Total reportable segment net sales and operating income	5,937	1,416		5,600	1,244
Purification and Filtration	—	—	NM	497	96	19.3
All Other	227	41	17.8	230	31	13.5
Amortization expense		(271)			(235)
Corporate and unallocated		(856)			921
Total Company	$6,165	$329	5.3%	$6,327	2,057	32.5%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company uses non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) adjusted gross margin, adjusted operating income and adjusted operating income margin, (2) adjusted diluted earnings per share, and (3) free cash flow. Management believes that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted gross margin, adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted gross margin as gross margin excluding the effects of restructuring costs, Spin-Off and separation-related costs, and acquisition and divestiture-related costs. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, and acquisition and divestiture-related activities. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The Company believes adjusted gross margin, adjusted operating income and adjusted operating income margin provide investors with visibility into the Company’s unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted gross margin and adjusted operating income should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted diluted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted diluted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, Spin-Off and separation-related costs, certain litigation-related costs, acquisition and divestiture-related activities, and loss on debt extinguishment, net. The Company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the Company evaluates the business. However, adjusted earnings per share should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Three months ended September 30, 2026
(Dollars in millions, except per share amounts)	GAAP	Amortization of acquisition-related intangible assets	Restructuring costs (a)	3M spin-off and separation-related costs (b)	Certain litigation-related costs (c)	Acquisition and divestiture- related (d,e)	Non-GAAP
Net sales	$1,949	—	—	—	—	—	$1,949
Cost of sales (5)	$887	—	(11)	(38)	—	1	$837
Gross margin %	54.5%	—%	0.6%	2.0%	—%	—%	57.1%
Selling, general and administrative expenses	$813	(42)	(37)	(115)	(7)	(17)	$595
Research and development expenses	$181	(48)	(1)	(3)	—	—	$130
Operating expenses (6)	$994	(90)	(38)	(118)	(7)	(17)	$725
Operating Income	$68	90	50	157	7	16	$387
Operating income margin %	3.5%	4.6%	2.5%	8.0%	0.4%	0.8%	19.9%
Non-operating expense (income), net (7)	$79	—	—	—	—	—	$79
Income (loss) before income taxes	$(11)	90	50	157	7	16	$309
Net income (loss) attributable to Solventum	$(12)	75	38	129	5	13	$249
Diluted EPS	$(0.07)	0.44	0.22	0.75	0.03	0.08	$1.45
Effective tax rate	(6.5)%						19.3%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Three months ended September 30, 2025
(Dollars in millions, except per share amounts)	GAAP	Amortization of acquisition-related intangible assets	Restructuring costs (a)	3M spin-off and separation-related costs (b)	Certain litigation-related costs (c)	Acquisition and divestiture- related (d,e)	Loss on debt extinguish-ment,net, (f)	Non-GAAP
Net sales	$2,096	—	—	—	—	—	—	$2,096
Cost of sales (5)	$961	—	2	(37)	—	—	—	$926
Gross margin %	54.2%	—%	(0.1)%	1.8%	—%	—%	—%	55.8%
Selling, general and administrative expenses	$780	(41)	(4)	(120)	(2)	(18)	$—	$595
Research and development expenses	$183	(36)	—	(3)	—	—	—	$144
Operating expenses (6)	$963	(77)	(4)	(123)	(2)	(18)	—	$739
Operating Income	$1,690	77	2	160	2	(1,500)	—	$431
Operating income margin %	80.6%	3.7%	0.1%	7.6%	0.1%	(71.6)%	—%	20.6%
Non-operating expense (income), net (7)	$176	—	—	—	—	—	(82)	$94
Income before income taxes	$1,514	77	2	160	2	(1,500)	82	$337
Net income (loss) attributable to Solventum	$1,266	65	1	123	2	(1,256)	62	$263
Diluted EPS	$7.22	0.37	—	0.71	0.01	(7.16)	0.35	$1.50
Effective tax rate	16.4%							21.8%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2026 restructuring costs primarily related to the Company’s Transform for the Future program. Includes employee termination costs of $6 million and other costs of $44 million, which includes third-party consulting, asset write-downs and compensation for employees dedicated to the program. 2025 restructuring costs primarily relate to the Company’s Solventum Way program. Includes employee termination costs of $5 million and other costs of $(3) million.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Consists of charges and recoveries related to certain litigation matters.
(d)Acquisition integration and separation related costs, including legal, finance and tax advisory services. 2026 primarily consists of integration costs related to the acquisition of Acera Surgical and costs associated with the planned separation of the Company’s Health Information Systems business. 2025 consists of costs associated with the separation of the Company’s Purification and Filtration business.
(e)Gain on sale of the Purification and Filtration business, net of applicable tax impacts.
(f)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.
5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Condensed Consolidated Statements of Income and represents the total Company’s cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Condensed Consolidated Statements of Income and represents the total Company’s other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total Company’s non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

	Nine months ended September 30, 2026
(Dollars in millions, except per share amounts)	GAAP	Amortization of acquisition-related intangible assets	Restructuring costs (a)	3M spin-off and separation-related costs (b)	Certain litigation-related costs (c)	Acquisition and divestiture- related (d,e)	Non-GAAP
Net sales	$6,165	—	—	—	—	—	$6,165
Cost of sales (5)	$2,720	—	(21)	(102)	—	(4)	$2,592
Gross margin %	55.9%	—%	0.3%	1.7%	—%	0.1%	57.9%
Selling, general and administrative expenses	$2,567	(126)	(107)	(356)	(178)	(27)	$1,773
Research and development expenses	$548	(145)	(4)	(7)	—	(1)	$393
Operating expenses (6)	$3,115	(271)	(111)	(363)	(178)	(27)	$2,166
Operating Income	$329	271	132	465	178	32	$1,406
Operating income margin %	5.3%	4.4%	2.1%	7.5%	2.9%	0.5%	22.8%
Non-operating expense (income), net (7)	$217	—	—	—	—	—	$217
Income before income taxes	$112	271	132	465	178	32	$1,189
Net income (loss) attributable to Solventum	$93	227	101	370	135	25	$951
Diluted EPS	$0.54	1.31	0.58	2.13	0.78	0.14	$5.48
Effective tax rate	17.1%						20.0%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.

	Nine months ended September 30, 2025
(Dollars in millions, except per share amounts)	GAAP	Amortization of acquisition-related intangible assets	Restructuring costs (a)	3M spin-off and separation-related costs (b)	Certain litigation-related costs (c)	Acquisition and divestiture- related (d,e)	Loss on debt extinguish-ment,net, (f)	Non-GAAP
Net sales	$6,327	—	—	—	—	—	$—	$6,327
Cost of sales (5)	$2,903	—	(9)	(98)	—	—	$—	$2,796
Gross margin %	54.1%	—%	0.1%	1.5%	—%	—%	—%	55.8%
Selling, general and administrative expenses	$2,321	(126)	(14)	(323)	(29)	(49)	$—	$1,780
Research and development expenses	$564	(110)	(5)	(11)	—	—	$—	$439
Operating expenses (6)	$2,885	(235)	(19)	(335)	(29)	(49)	$—	$2,218
Operating Income	$2,057	235	28	433	29	(1,469)	$—	$1,312
Operating income margin %	32.5%	3.7%	0.4%	6.8%	0.5%	(23.2)%	—%	20.7%
Non-operating expense (income), net (7)	$402	—	—	—	—	—	$(82)	$320
Income before income taxes	$1,655	235	28	433	29	(1,469)	82	$992
Net income (loss) attributable to Solventum	$1,493	199	21	333	22	(1,335)	62	$794
Diluted EPS	$8.53	1.14	0.12	1.90	0.13	(7.62)	0.35	$4.53
Effective tax rate	9.8%							20.0%
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.
(a)2026 restructuring costs primarily relate to the Company’s Transform for the Future program. Includes employee termination costs of $23 million and other costs of $109 million, which includes third-party consulting, asset write-downs and compensation for employees dedicated to the program. 2025 restructuring costs primarily related to the Company’s Solventum Way program. Includes employee termination costs of $28 million.
(b)Consists of costs specifically incurred in connection with the Company’s separation from 3M.
(c)Consists of charges and recoveries related to certain litigation matters.
(d)Acquisition integration and separation related costs, including legal, finance and tax advisory services. 2026 primarily consists of integration costs related to the acquisition of Acera Surgical, including amortization of inventory step-up and costs associated with the planned separation of the Company’s Health Information Systems business. 2025 consists of costs associated with the separation of the Company’s Purification and Filtration business.
(e)Gain on sale of the Purification and Filtration business, net of applicable tax impacts.
(f)Premium paid and related expenses incurred in connection with tender of debt, net of gains from related interest rate hedging contracts.
5 Cost of sales is the combination of cost of product and cost of software and rentals line items from the Consolidated Statements of Income and represents the total Company’s cost of sales.
6 Operating expenses is the combination of selling, general and administrative expenses and research and development expenses from the Consolidated Statements of Income and represents the total Company’s other operating expenses.
7 Non-operating expense (income), net is the combination of interest expense, net, loss on debt extinguishment, net, and other expense (income), net line items from the Consolidated Statements of Income and represents the total Company’s non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)*
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the Company uses this measure as an indication of the strength of the Company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
Major GAAP cash flow categories	2026	2025	2026	2025
Net cash provided by operating activities	$177	$75	$215	$274
Net cash used in investing activities	(80)	3,766	(244)	3,542
Net cash used in financing activities	$(51)	$(2,693)	$(401)	$(2,942)

Free cash flow (non-GAAP measure)
Net cash provided by operating activities	$177	$75	$215	$274
Purchases of property, plant and equipment	(80)	(97)	(247)	(316)
Free cash flow	$97	$(22)	$(32)	$(42)
*Data in the schedule above is intentionally rounded to the nearest million and, therefore, may not sum.